 News Release

For more information contact:

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148 romoser@iomega.com

Analysts/Investors, please contact:
Tom Kampfer, Iomega Corporation, (858) 314-7188

FOR IMMEDIATE RELEASE

IOMEGA REPORTS 2004 FOURTH QUARTER AND FULL YEAR RESULTS

SAN DIEGO, January 27, 2005 – Iomega Corporation (NYSE: IOM) today reported revenue of $89.6 million and net income of $3.8 million, or $0.07 per diluted share, for the quarter ended December 31, 2004. Net income included $1.5 million in pre-tax restructuring charges and a pre-tax net benefit of $11.2 million from DCT-related license fees and gains on DCT asset sales. The net benefit of the DCT transaction was not recorded as revenue. Rather, substantially all of the transaction was recorded as a reduction to fourth quarter 2004 operating expenses. In comparison, fourth quarter 2003 revenue was $93.4 million with a net loss of $15.5 million, or $0.30 per share, which included $4.5 million of pre-tax restructuring charges and $2.3 million in pre-tax charges associated with the re-orientation of the Network Storage System (NSS) product line.

Full year 2004 revenue was $328.7 million, with a net loss of $36.7 million, or $0.71 per share, compared with full year 2003 revenue of $391.3 million and a net loss of $18.9 million, or $0.37 per share. The 2004 net loss included $4.5 million in pre-tax restructuring charges; a pre-tax net benefit of $6.6 million from DCT-related license fees and gains/impairments on DCT assets; a $1.8 million pre-tax benefit associated with the release of various accruals for a European subsidiary for which operations have ceased; $21.2 million in tax provisions from increased valuation allowances; and $3.8 million of tax benefits primarily from releases of tax accruals. Included in the 2003 net loss were pre-tax restructuring charges of $16.5 million, $6.0 million of net favorable pre-tax legal settlements, and $2.3 million in pre-tax charges associated with the re-orientation of the NSS product line and various tax benefits totaling approximately $1 million.

Fourth quarter 2004 revenue of $89.6 million decreased $3.8 million, or 4%, compared to fourth quarter 2003. The decrease was primarily due to lower Zip® and Optical drive product sales, partially offset by sales of new REV™ products and higher sales of non-Optical Sourced Branded products. The fourth quarter 2004 gross margin percentage was 24.2% compared to 22.1% for fourth quarter 2003, which included $1.9 million of charges associated with the re-orientation of the NSS product line. Fourth quarter 2004 operating expenses were $16.0 million, which included a benefit of $11.0 million relating to the DCT transaction, $0.7 million of non-recurring DCT employee expenses, and $1.5 million in restructuring charges. By comparison, fourth quarter 2003 operating expenses were $41.0 million, which included $4.5 million of restructuring charges and $0.4 million of NSS re-orientation charges. Fourth quarter 2004 operating income, including the DCT and restructuring items described above, was $5.7 million, compared to a fourth quarter 2003 operating loss of $20.4 million, which included $4.5 million of restructuring charges and $2.3 million of NSS re-orientation charges.

“During the fourth quarter, we made significant progress toward many of our corporate goals,” said Werner Heid, president and CEO, Iomega Corporation. “We achieved our objective to license our DCT intellectual property, generated significant sales growth on our Sourced Branded products, continued the sequential growth in our new REV product line, and benefited from our 2004 restructuring and supply chain improvement activities. As a result, we achieved sequential improvements in overall gross margin, operating expenses, and operating results. For the first half of 2005, our primary focus is to continue to invest in REV product awareness and demand generation, to grow Sourced Branded product line revenue and gross margin, and to maintain the expense discipline achieved during the recent restructuring with the overall goal to return the Company to consistent profitability,” concluded Heid.

Fourth quarter 2004 Zip product sales of $25.3 million decreased $22.1 million, or 47%, from fourth quarter 2003. The fourth quarter 2004 Zip product gross margin percentage of 52.3% improved from 44.8% in the prior year. The improvement in Zip gross margin was primarily due to a combination of lower material spending and fewer pricing rebate and marketing programs. Fourth quarter 2004 Zip product profit margin (PPM) was $11.8 million compared to $18.4 million in fourth quarter 2003.

Fourth quarter 2004 sales of Sourced Branded products, consisting of optical, hard disk (HDD), Mini USB flash, and floppy drives, were $46.9 million, an increase of $6.2 million, or 15%, compared to fourth quarter 2003. The fourth quarter 2004 PPM for the Sourced Branded business was $0.1 million, compared to a product loss of $1.2 million in fourth quarter 2003. The improved PPM was driven primarily by higher product sales and lower operating overhead.

Fourth quarter 2004 NSS revenue was $3.9 million, an increase of $0.2 million, compared to the fourth quarter 2003. The NSS product loss in fourth quarter 2004 was $0.3 million compared to a product loss in fourth quarter 2003 of $6.1 million. The fourth quarter 2003 product loss included $2.3 million in charges for inventory write-downs and other charges following the Company’s decision to re-orient its NSS product strategy. The improvement in NSS product loss was driven by improved product gross margin and significantly reduced NSS operating expenses.

Fourth quarter 2004 REV product sales were $12.9 million with a product loss of $1.8 million. The product loss was primarily driven by continued market development and research and development expenses on next generation REV products. On a sequential basis, REV product revenue increased from $10.3 million and the product loss improved from $5.6 million.

General corporate expenses which were not allocated to the total fourth quarter 2004 PPM totaled $13.1 million, a decrease of $6.3 million, compared to fourth quarter 2003. This decrease primarily resulted from cost savings from the 2003 and 2004 restructuring actions.

During fourth quarter 2004, the Company’s total cash, cash equivalents, and temporary investments increased by $1.5 million to $120.8 million as of December 31, 2004. Cash flow improved during the quarter due to $11.7 million in proceeds from the DCT transaction. This was primarily offset by inventory purchases to ramp REV and Sourced Branded products and the payment of restructuring related liabilities.

Revenue by region during fourth quarter 2004 was $44.4 million in the Americas, $40.8 million in Europe, and $4.4 million in Asia, or 49%, 46%, and 5%, respectively. This compares to revenue by region during fourth quarter 2003 of $50.0 million in the Americas, $37.3 million in Europe, and $6.1 million in Asia, or 53%, 40%, and 7%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's fourth quarter financial results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, February 3, 2005.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega's award-winning storage products include the new Iomega® REV™ 35GB drive; popular Zip® 100MB, 250MB and 750MB drives; new high-performance Iomega external hard drives; Iomega Mini USB drives and Micro Mini™ USB drives; Iomega external CD-RW drives; Iomega Super DVD drives and the QuikTouch™ DVD Video Burner; and Iomega floppy USB-powered drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1.6TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding the Company’s goals for the first half of 2005, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include: unforeseen difficulties in the sales ramp of REV products, unforeseen post-launch technical, manufacturing or supply issues regarding REV products or other new products, unforeseen difficulties in implementing the 2004 restructuring actions and any associated inability to achieve the expected savings, level of retail and OEM market acceptance of and demand for the Company's products including new REV products, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company's success in timely producing and marketing its products, greater than expected revenue declines on the Zip product line, the Company’s inability to achieve consistent profitability on its Sourced Branded business, technical difficulties, supplier constraints, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the Company’s inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Form 10-Q and Annual Report on Form 10-K.

###

Copyright© 2005 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage, Micro Mini, QuikTouch and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                         For the Three Months Ended
                                                    ---------------------------------------------------------------------
                                                     Dec. 31,                 Dec. 31,              Sept. 26,
                                                       2004%           2003%         2004%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Sales                                                  $89,633      100.0%      $93,370   100.0%      $77,262     100.0%
Cost of Sales (1)                                       67,901       75.8%       72,739    77.9%       65,413      84.7%
                                                    ----------- -----------  ----------- --------  ----------- ----------
  Gross margin                                          21,732       24.2%       20,631    22.1%       11,849      15.3%
                                                    ----------- -----------  ----------- --------  ----------- ----------

Operating Expenses:
  Selling, general and administrative                   20,677       23.1%       28,707    30.7%       21,751      28.2%
  Research and development (3)                           4,376        4.9%        7,787     8.3%        6,899       8.9%
  License fees                                         (10,599)     (11.8%)           0     0.0%            0       0.0%
  Restructuring charges                                  1,540        1.7%        4,508     4.8%        2,293       3.0%
                                                    ----------- -----------  ----------- --------  ----------- ----------
     Total operating expenses                           15,994       17.8%       41,002    43.9%       30,943      40.0%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Operating Income (Loss)                                  5,738        6.4%      (20,371)  (21.8%)     (19,094)    (24.7%)
  Interest and other income and expense, net (2)         1,108        1.2%          926     1.0%        2,423       3.1%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Income (Loss) Before Income Taxes                        6,846        7.6%      (19,445)  (20.8%)     (16,671)    (21.6%)
(Provision) Benefit for Income Taxes                    (3,009)      (3.4%)       3,948     4.2%          815       1.1%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Net Income (Loss)                                       $3,837        4.3%     ($15,497)  (16.6%)    ($15,856)    (20.5%)
                                                    =========== ===========  =========== ========  =========== ==========

Basic Earnings (Loss) Per Share                          $0.07                   ($0.30)               ($0.31)
                                                    ===========              ===========           ===========
Diluted Earnings (Loss) Per Share                        $0.07                   ($0.30)               ($0.31)
                                                    ===========              ===========           ===========
Weighted Average Common Shares Outstanding              51,589                   51,463                51,565
                                                    ===========              ===========           ===========
Weighted Average Common Shares Assuming Dilution        51,597                   51,463                51,565
                                                    ===========              ===========           ===========

(1) Q3 2004 cost of sales includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
(2) Q3 2004 includes $1.8 million associated with the release of various accruals for a European subsidiary for which operations ceased in 1999.
(3) Q4 2004 includes $0.5 million in gains related to the sale of DCT engineering assets.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                           For the Three Months Ended
                                                    ---------------------------------------------------------------------
                                                     Dec. 31,                 Dec. 31,              Sept. 26,
                                                       2004%           2003%         2004%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Sales:
  Mobile and Desktop Storage:
     Zip                                               $25,312       28.2%      $47,384    50.7%      $31,880      41.3%
     Sourced Branded (1)                                46,931       52.4%       40,763    43.7%       30,892      40.0%
     Other Mobile and Desktop (2)                          542        0.6%        1,557     1.7%          870       1.1%
  Professional Storage:
     Network storage products                            3,899        4.3%        3,666     3.9%        3,282       4.2%
     REV                                                12,949       14.4%            0     0.0%       10,338      13.4%
                                                    -----------              -----------           -----------
        Total Sales                                    $89,633                  $93,370               $77,262
                                                    ===========              ===========           ===========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                               $11,808                  $18,403               $12,551
     Sourced Branded (1)                                   117                   (1,247)               (2,872)
     Other Mobile and Desktop (2)                          290                       26                   421
  Professional Storage:
     Network storage products (5)                         (279)                  (6,060)                  (27)
     REV                                                (1,768)                  (3,867)               (5,612)
  New technologies (3)(4)                               10,234                   (3,702)               (7,004)
                                                    -----------              -----------           -----------
        Total Product Profit Margin (Loss)              20,402                    3,553                (2,543)

Common:
   General corporate expenses                          (13,124)                 (19,416)              (14,258)
   Restructuring charges                                (1,540)                  (4,508)               (2,293)
   Interest and other income and expense, net            1,108                      926                 2,423
                                                    -----------              -----------           -----------
Income (Loss) Before Income Taxes                       $6,846                 ($19,445)             ($16,671)
                                                    ===========              ===========           ===========

(1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
(2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.
(3) Q3 2004 includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
(4) Q4 2004 includes a net benefit of $11.2 million from DCT-related license fees and gains on the sale of DCT assets.
(5) Q4 2003 Network storage products PPM loss includes $2.3 million associated with inventory reserves and other charges recorded in association with the Company's reorientation of its product offerings.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                             For the Twelve Months Ended
                                                    ----------------------------------------------
                                                     Dec. 31,      % of       Dec. 31,     % of
                                                       2004        Sales        2003       Sales
                                                    ----------- -----------  ----------- ---------
Sales                                                 $328,663      100.0%     $391,344    100.0%
Cost of Sales (1) (2)                                  255,951       77.9%      281,068     71.8%
                                                    ----------- -----------  ----------- ---------
  Gross margin                                          72,712       22.1%      110,276     28.2%
                                                    ----------- -----------  ----------- ---------

Operating Expenses:
  Selling, general and administrative (3)               89,804       27.3%      104,416     26.7%
  Research and development (4)                          24,444        7.4%       31,555      8.1%
  License fees                                         (10,599)      (3.2%)           0      0.0%
  Restructuring charges                                  4,531        1.4%       11,437      2.9%
                                                    ----------- -----------  ----------- ---------
     Total operating expenses                          108,180       32.9%      147,408     37.7%
                                                    ----------- -----------  ----------- ---------
Operating Loss                                         (35,468)     (10.8%)     (37,132)    (9.5%)
  Interest and other income and expense, net             3,754        1.1%        4,536      1.2%
                                                    ----------- -----------  ----------- ---------
Loss Before Income Taxes                               (31,714)      (9.6%)     (32,596)    (8.3%)
(Provision) Benefit for Income Taxes                    (4,963)      (1.5%)      13,735      3.5%
                                                    ----------- -----------  ----------- ---------
Net Loss                                              ($36,677)     (11.2%)    ($18,861)    (4.8%)
                                                    =========== ===========  =========== =========
Basic and Diluted Loss Per Share                        ($0.71)                  ($0.37)
                                                    ===========              ===========
Weighted Average Common Shares Outstanding              51,553                   51,357
                                                    ===========              ===========

(1) 2004 cost of sales includes $4.4 million for impairment and other charges related to the discontinuance of the DCT program.
(2) 2003 cost of sales includes restructuring charges of $5 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(3) 2003 includes $6 million of net favorable legal settlements.
(4) 2004 includes $0.5 million in gains related to the sale of DCT engineering assets.

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                             For the Twelve Months Ended
                                                    ----------------------------------------------
                                                     Dec. 31,      % of       Dec. 31,     % of
                                                       2004        Sales        2003       Sales
                                                    ----------- -----------  ----------- ---------
Sales:
  Mobile and Desktop Storage:
     Zip                                              $133,731       40.7%     $246,090    62.9%
     Sourced Branded (1)                               145,680       44.3%      124,327    31.8%
     Other Mobile and Desktop (2)                        3,928        1.2%        8,278     2.1%
  Professional Storage:
     Network storage products                           14,546        4.4%       12,649     3.2%
     REV                                                30,778        9.4%            0     0.0%
                                                    -----------              -----------
        Total Sales                                   $328,663                 $391,344
                                                    ===========              ===========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                               $53,201                  $89,310
     Sourced Branded (1)                                (3,479)                  (1,642)
     Other Mobile and Desktop (2)                        2,583                    1,997
  Professional Storage:
     Network storage products                             (800)                 (17,943)
     REV                                               (19,666)                 (14,360)
  New technologies (3)                                  (2,929)                 (11,170)
                                                    -----------              -----------
        Total Product Profit Margin                     28,910                   46,192

Common:
   General corporate expenses (4)                      (59,847)                 (71,887)
   Restructuring charges                                (4,531)                 (11,437)
   Interest and other income and expense, net            3,754                    4,536
                                                    -----------              -----------
Loss Before Income Taxes                              ($31,714)                ($32,596)
                                                    ===========              ===========

(1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
(2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.
(3) 2004 includes a net benefit of $6.6 million from DCT-related license fees and impairment and other charges related to the discontinuance of the DCT program.
(4) 2003 includes $6 million of net favorable legal settlements.

IOMEGA CORPORATION
CONDENSED BALANCE SHEET
(In thousands)
(Unaudited)

                                                            Dec. 31,    Sept. 26,
                                                              2004        2004
                                                           ----------- -----------
ASSETS:
  Cash and cash equivalents                                  $103,403   $100,633
  Restricted cash                                                   0        250
  Temporary investments                                        17,406     18,380
                                                           ----------- -----------
    Total cash                                                120,809    119,263

  Trade receivables                                            30,764     34,120
  Inventories                                                  31,345     23,732
  Deferred taxes                                                9,710     11,255
  Other current assets                                          7,045      7,701
                                                           ----------- -----------
    Total Current Assets                                      199,673    196,071

  Property and equipment, net                                  13,563     14,262
  Intangible and other assets                                  14,266     14,740
                                                           ----------- -----------
                                                             $227,502   $225,073
                                                           =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                                            $35,166    $35,313
  Income taxes payable                                            664          0
  Other current liabilities                                    65,607     66,653
                                                           ----------- -----------
    Total Current Liabilities                                 101,437    101,966

  Deferred taxes                                               22,537     23,800
  Long-term liabilities                                           721        656
  Stockholders' equity                                        102,807     98,651
                                                           ----------- -----------
                                                             $227,502   $225,073
                                                           =========== ===========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                                For the Twelve Months Ended
                                                               -----------------------------
                                                                 Dec. 31,       Dec. 31,
                                                                   2004           2003
                                                                -----------    -----------
Cash Flows from Operating Activities:
   Net Loss                                                       ($36,677)     ($18,861)
   Revenue and Expense Adjustments                                  20,454        (3,751)
                                                                -----------    -----------
                                                                   (16,223)      (22,612)
   Changes in Assets and Liabilities:
    Trade receivables                                                6,784        19,012
    Restricted cash                                                    200         3,600
    Inventories                                                     (7,600)       15,883
    Other current assets                                               508         6,937
    Accounts payable                                                (2,834)      (22,131)
    Accrued restructuring                                           (3,724)        4,163
    Other current liabilities and income taxes                     (14,875)      (18,371)
                                                                -----------    -----------
       Net cash used in operating activities                       (37,764)      (13,519)
                                                                -----------    -----------
Cash Flows from Investing Activities:
   Purchases of property and equipment                             (10,695)       (8,430)
   Proceeds from sale of DCT assets                                  1,197             0
   Sales of temporary investments                                  250,238       776,613
   Purchases of temporary investments                             (221,544)     (616,617)
   Net change in other assets and other liabilities                   (806)         (424)
                                                                -----------    -----------
       Net cash provided by investing activities                    18,390       151,142
                                                                -----------    -----------
Cash Flows from Financing Activities:
   Payment of cash dividend                                              0      (257,247)
   Proceeds from sales of Common Stock                                 186           696
                                                                -----------    -----------
       Net cash provided by (used in) financing activities             186      (256,551)
                                                                -----------    -----------
Net Decrease in Cash and Cash Equivalents                          (19,188)     (118,928)
Cash and Cash Equivalents at Beginning of Period                   122,591       241,519
                                                                -----------    -----------
Cash and Cash Equivalents at End of Period                        $103,403      $122,591
                                                                ===========    ===========